                                                                   EXHIBIT 10.31

--------------------------------------------------------------------------------


                             LEASE AGREEMENT BETWEEN



                         CROW FAMILY HOLDINGS INDUSTRIAL

                           TEXAS LIMITED PARTNERSHIP,

                                AS LANDLORD, AND



                             AVIALL SERVICES, INC.,

                                    AS TENANT





                               DATED APRIL 3, 2001









                       INTERNATIONAL COMMERCE PARK AT DFW

                 DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TEXAS


--------------------------------------------------------------------------------

                             BASIC LEASE INFORMATION

Lease Date:                April 3, 2001

Landlord:                  CROW FAMILY HOLDINGS INDUSTRIAL TEXAS LIMITED
                           PARTNERSHIP, a Delaware limited partnership

Tenant:                    AVIALL SERVICES, INC., a Delaware corporation

Premises:                  That certain building, containing approximately
                           278,734 rentable square feet of aggregate space with
                           84,109 square feet of office area (41,969 square feet
                           on the ground level and 42,140 square feet on the
                           mezzanine level) and 194,625 square feet of warehouse
                           area (the "BUILDING") to be constructed as outlined
                           on the site depiction attached to the Lease as
                           EXHIBIT A and the building specifications thereof.
                           The land on which the Building is located (the
                           "Land") is described on EXHIBIT B. The term "Project"
                           shall collectively refer to the Building, the Land
                           and the driveways, parking facilities, loading dock
                           areas, roadways and similar improvements and
                           easements associated with the foregoing and located
                           on the Land. Landlord and Tenant stipulate that the
                           number of rentable square feet in the Premises and in
                           the Building set forth above is conclusive and shall
                           be binding upon them.

Term: Approximately 122 months, commencing on the Commencement Date and ending at 5:00 p.m. local time on December 31, 2011, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:         The earlier of (a) the date on which the Work (as
                           defined in EXHIBIT D hereto) in the Premises is
                           Substantially Completed (as defined in EXHIBIT D
                           hereto), or (b) the date on which the Work in the
                           Premises would have been Substantially Completed but
                           for the occurrence of any Tenant Delay Days (as
                           defined in EXHIBIT D hereto).

Basic Rent:                Basic Rent shall be the following amounts for the
                           following periods of time:

                                                        ANNUAL BASIC RENT
                                                        RATE PER RENTABLE
                                 LEASE MONTH               SQUARE FOOT                   MONTHLY BASIC RENT
                                 -----------            -----------------                ------------------
                                    1 - 12                     $5.927                         $137,667

                                   13 - 24                     $6.105                         $141,797

                                   25 - 36                     $6.288                         $146,051

                                   37 - 48                     $6.476                         $150,433

                                   49 - 60                     $6.671                         $154,946

                                   61 - 72                     $6.871                         $159,594

                                   73 - 84                     $7.077                         $164,382

                                   85 - 96                     $7.289                         $169,313

                                   97 - 108                    $7.508                         $174,392

                           109 - December 31, 2011             $7.733                         $179,624



                           As used herein, the term "LEASE MONTH" shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement
                           Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Additional Rent:           Operating Costs, Taxes and Insurance Costs.

Security Deposit:          [Intentionally Deleted].

Rent: Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted                  Use: General office, light manufacturing and general
                           industrial/warehouse use for the purpose of
                           receiving, storing, repairing, assembling, shipping
                           and selling products, materials and merchandise made
                           and/or distributed by Tenant.

Initial Liability Insurance Amount:

                               $6,000,000.

Tenant's Address:              Prior to Commencement Date:                    Following Commencement Date:

                               Aviall Services, Inc.                          Aviall Services, Inc.
                               2075 Diplomat Drive                            2728 East 8th Street
                               Dallas, Texas 75234-8999                       DFW Airport, Texas 75261-9428
                               Attention: Charles M. Kienzle                  Attention: Charles M. Kienzle
                               Telephone: 972-406-2139                        Telephone:
                               Telecopy: 972-406-2071                                    ------------------
                                                                              Telecopy:
Landlord's Address:            For all Notices:                                         -------------------

                               Crow Family Holdings Industrial Texas
                               Limited Partnership
                               2100 McKinney Avenue, Suite 700
                               Dallas, Texas 75201
                               Attention: Property Manager
                               Telephone: 214-661-8000
                               Telecopy: 214-661-8034

         The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

         LANDLORD:   CROW FAMILY HOLDINGS INDUSTRIAL TEXAS LIMITED
                     PARTNERSHIP, a Delaware limited partnership

                     By: CFH-FTGP, L.L.C., a Delaware limited liability company, its sole general partner

                               By:  Crow Family Holdings Industrial Limited
                                    Partnership, a Delaware limited partnership,
                                    its sole member

                                    By:  CFH Industrial Trust, Inc., a  Maryland
                                         corporation, its sole general partner



                                         By:   /s/ Andrew S. Lowe
                                               ---------------------------------
                                               Andrew S. Lowe
                                               Vice President

         TENANT:     AVIALL SERVICES, INC., a Delaware corporation



                     By:    /s/ Charles M. Kienzle
                            ----------------------------------------------------
                     Name:  Charles M. Kienzle
                     Title: Senior Vice President, Operations

                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----
1.       Definitions and Basic Provisions.........................................................................1
2.       Lease Grant..............................................................................................1
3.       Tender of Possession.....................................................................................1
4.       Rent.....................................................................................................3
   (a)      Payment...............................................................................................3
   (b)      Operating Costs.......................................................................................3
   (c)      Operating Costs Cap...................................................................................5
5.       Delinquent Payment; Handling Charges.....................................................................5
6.       Security Deposit.........................................................................................6
7.       Landlord's Maintenance Obligations.......................................................................6
8.       Improvements; Alterations; Tenant's Maintenance and Repair Obligations...................................6
   (a)      Improvements; Alterations.............................................................................6
   (b)      Repairs; Maintenance..................................................................................7
   (c)      Performance of Work...................................................................................7
   (d)      Mechanic's Liens......................................................................................8
   (e)      Janitorial Services...................................................................................8
9.       Utilities................................................................................................8
10.      Use......................................................................................................8
11.      Assignment and Subletting................................................................................9
   (a)      Transfers.............................................................................................9
   (b)      Consent Standards.....................................................................................9
   (c)      Request for Consent...................................................................................9
   (d)      Conditions to Consent.................................................................................9
   (e)      Attornment by Subtenants.............................................................................10
   (f)      Cancellation.........................................................................................10
   (g)      Additional Compensation..............................................................................10
   (h)      Permitted Transfers..................................................................................10
   (i)      Leasehold Mortgage...................................................................................11
12.      Insurance; Waivers; Subrogation; Indemnity..............................................................11
   (a)      Tenant's Insurance...................................................................................11
   (b)      Landlord's Insurance.................................................................................12
   (c)      No Subrogation.......................................................................................12
   (d)      Indemnity............................................................................................12
   (e)      Cost of Landlord's Insurance.........................................................................13
13.      Subordination; Attornment; Notice to Landlord's Mortgagee...............................................13
   (a)      Subordination........................................................................................13
   (b)      Attornment...........................................................................................13
   (c)      Notice to Landlord's Mortgagee.......................................................................13
   (d)      Landlord's Mortgagee's Protection Provisions.........................................................14
   (e)      Subtenant Consent Agreement..........................................................................14
14.      Rules and Regulations...................................................................................14
15.      Condemnation............................................................................................14
   (a)      Total Taking.........................................................................................14
   (b)      Partial Taking - Tenant's Rights.....................................................................14
   (c)      Partial Taking - Landlord's Rights...................................................................15
   (d)      Award................................................................................................15

16.      Fire or Other Casualty..................................................................................15
   (a)      Repair Estimate......................................................................................15
   (b)      Tenant's Rights......................................................................................15
   (c)      Repair Obligation....................................................................................15
   (d)      Abatement of Rent....................................................................................15
17.      Personal Property Taxes.................................................................................16
18.      Events of Default.......................................................................................16
   (a)      Payment Default......................................................................................16
   (b)      Estoppel.............................................................................................16
   (c)      Insurance............................................................................................16
   (d)      Mechanic's Liens.....................................................................................16
   (e)      Other Defaults.......................................................................................16
   (f)      Insolvency...........................................................................................16
19.      Remedies................................................................................................17
   (a)      Termination of Lease.................................................................................17
   (b)      Termination of Possession............................................................................17
   (c)      Perform Acts on Behalf of Tenant.....................................................................17
   (d)      Alteration of Locks..................................................................................17
20.      Payment by Tenant; Non-Waiver; Cumulative Remedies......................................................17
   (a)      Payment by Tenant....................................................................................18
   (b)      No Waiver............................................................................................18
   (c)      Cumulative Remedies..................................................................................18
21.      Landlord's Lien.........................................................................................18
22.      Surrender of Premises...................................................................................18
23.      Holding Over............................................................................................19
24.      Certain Rights Reserved by Landlord.....................................................................19
   (a)      Building Operations..................................................................................19
   (b)      Security.............................................................................................19
   (c)      Prospective Purchasers and Lenders...................................................................19
   (d)      Prospective Tenants..................................................................................19
25.      Substitution Space......................................................................................19
26.      Miscellaneous...........................................................................................20
   (a)      Landlord Transfer....................................................................................20
   (b)      Landlord's Liability.................................................................................20
   (c)      Tenant's Liability...................................................................................20
   (d)      Force Majeure........................................................................................20
   (e)      Brokerage............................................................................................20
   (f)      Estoppel Certificates................................................................................20
   (g)      Notices..............................................................................................21
   (h)      Separability.........................................................................................21
   (i)      Amendments; Binding Effect...........................................................................21
   (j)      Quiet Enjoyment......................................................................................21
   (k)      No Merger............................................................................................21
   (l)      No Offer.............................................................................................21
   (m)      Entire Agreement.....................................................................................21
   (n)      Waiver of Jury Trial.................................................................................21
   (o)      Governing Law........................................................................................22
   (p)      Recording............................................................................................22
   (q)      Joint and Several Liability..........................................................................22
   (r)      Financial Reports....................................................................................22
   (s)      Landlord's Fees......................................................................................22
   (t)      Telecommunications...................................................................................23

   (u)      Confidentiality......................................................................................23
   (v)      Authority............................................................................................23
   (w)      Security Service.....................................................................................23
   (x)      List of Exhibits.....................................................................................23
27.      Environmental Requirements..............................................................................24
   (a)      Prohibition against Hazardous Materials..............................................................24
   (b)      Environmental Requirements...........................................................................24
   (c)      Removal of Hazardous Materials.......................................................................24
   (d)      Indemnity............................................................................................25
   (e)      Inspections and Tests................................................................................25
28.      Parking.................................................................................................25
29.      Other Provisions........................................................................................26
   (a)      Guaranty.............................................................................................26
   (b)      Ground Lease.........................................................................................26
   (c)      Signage..............................................................................................26
   (d)      Environmental Report.................................................................................26
   (e)      Generator............................................................................................27
   (f)      Restrictive Covenants................................................................................28

                              LIST OF DEFINED TERMS


                                                                                                               Page
                                                                                                               ----


Affiliate.........................................................................................................1
Base Year.........................................................................................................5
Basic Lease Information...........................................................................................1
Building's Structure..............................................................................................1
Building's Systems................................................................................................1
Casualty.........................................................................................................15
Controllable Operating Cost.......................................................................................5
Damage Notice....................................................................................................15
Default Rate......................................................................................................5
Estimated Delivery Date...........................................................................................1
Event of Default.................................................................................................16
Generator........................................................................................................27
Ground Lease.....................................................................................................26
Ground Lessor....................................................................................................26
Guarantor........................................................................................................26
Hazardous Materials..............................................................................................24
HVAC..............................................................................................................7
including.........................................................................................................1
Insurance Costs..................................................................................................13
Landlord..........................................................................................................1
Landlord's Contribution..........................................................................................15
Landlord's Mortgagee.............................................................................................13
Law...............................................................................................................1
Laws..............................................................................................................1
Lease.............................................................................................................1
Legal Requirements...............................................................................................27
Loss.............................................................................................................12
Mortgage.........................................................................................................13
Operating Costs...................................................................................................3
Operating Costs and Tax Statement.................................................................................5
Permitted Transfer...............................................................................................10
Permitted Transferee.............................................................................................10
Repair Period....................................................................................................15
Report...........................................................................................................26
Sign.............................................................................................................26
Sign Requirements................................................................................................26
Taking...........................................................................................................14
Taxes.............................................................................................................4
Telecommunications Services......................................................................................23
Tenant............................................................................................................1
Tenant Party......................................................................................................1
Tenant's Contribution............................................................................................15
Tenant's Maintenance and Repair Obligations.......................................................................3
Tenant's Off-Premises Equipment...................................................................................1
Tenant's Property................................................................................................18

                                      LEASE

         THIS LEASE AGREEMENT (this "LEASE") is entered into as of April 3, 2001, between CROW FAMILY HOLDINGS INDUSTRIAL TEXAS LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and AVIALL SERVICES, INC., a Delaware corporation ("TENANT").

         1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "AFFILIATE" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "BUILDING'S STRUCTURE" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "BUILDING'S SYSTEMS" means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; "INCLUDING" means including, without limitation; "LAWS" means all applicable federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders, and all applicable interpretations of the foregoing having force of law, and all applicable restrictive covenants affecting the Project and filed of record prior to the Commencement Date or as permitted under the Ground Lease (as defined in Section 29(b)), and "LAW" shall mean any of the foregoing; "TENANT'S OFF-PREMISES EQUIPMENT" means any of Tenant's equipment or other property that may be located on the grounds of the Project (other than inside the Premises); and "TENANT PARTY" means any of the following persons:
Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

         2. LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

         3. TENDER OF POSSESSION. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or before November 1, 2001 (the "ESTIMATED DELIVERY DATE"). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing and except in the event of a Casualty (as defined in Section 16 hereof), if the Work in the Premises is not Substantially Completed by the Liquidated Damages Date (as defined below), Tenant may offset from its Basic Rent obligations first accruing following the Commencement Date, liquidated damages equal to the sum of (1) $9,052.08 per day for each day thereafter and ending on the day Landlord tenders possession of the Premises (with the Work to be performed by Landlord therein Substantially Completed), and
(2) an amount equal to any holdover rent (it being understood that holdover rent shall be limited to the premium in excess of the rent payable by Tenant in the last month of the term of such lease) for which Tenant may incur as provided in EXHIBIT M hereto. Landlord shall be entitled to reduce liquidated damages due to Tenant pursuant to the preceding sentence to the extent (y) Landlord's failure to timely tender possession of the Premises is due (whether whole or in part) to the failure of Ground Lessor (as defined in Section 29(b)) to fulfill its obligations under the Ground Lease, and (z) Landlord receives an abatement of the ground rent payable under the Ground Lease by reason of Ground Lessor's failure to perform its obligations under the Ground Lease. The reduction of liquidated damages shall be in an amount equal to the full amount of the ground rent abatement received by Landlord under the terms of the Ground Lease. As used herein, "Liquidated Damages Date" means the next succeeding date after the Estimated Delivery Date, plus the number of Tenant Delay Days, if any and the number of Force Majeure Delay Days (as defined in EXHIBIT D hereto), such Force Majeure Delay Days not to exceed 60 days for purposes of determining the Liquidated Damages Date. In the event that Landlord determines or reasonably anticipates during the month of August, 2001, that the Work will not be completed by the Estimated Delivery Date, then Landlord shall (A) deliver to Tenant on or before September 1, 2001, written notice thereof and (B) deliver to Tenant on or before November 1, 2001, a lease proposal for temporary space containing the following basic terms and conditions:

         SUBSTITUTE PREMISES: approximately 100,000 rentable square feet of contiguous, warehouse space;

         LOCATION: within a radius of 15 miles of 2075 Diplomat Drive, Dallas, Texas 75234, and within a triple Freeport tax exemption zone;

         TENDER OF POSSESSION DATE: on or before December 1, 2001;

         TERM: to be mutually determined by Landlord and Tenant by revising the Estimated Delivery Date of the Premises; and

         BASIC RENT RATE: the prevailing market rental rate for space of equivalent quality, size, utility and location; provided, however, such prevailing market rental rate shall not take into account the length of the term and shall not exceed an annual Basic Rent rate per rentable square foot of $4.75 industrial gross if the Substitute Premises is in a building owned by Landlord or the delay in the Commencement Date is due to a Landlord delay; otherwise, such rate shall be $5.90 industrial gross.

         If Tenant accepts Landlord's lease proposal and elects to lease the Substitute Premises, then Landlord and Tenant shall execute a lease on the terms set forth herein; however, Tenant shall accept the Substitute Premises in an "AS-IS" condition and Landlord shall not provide to Tenant any allowances. Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment and inventory from 2055 Diplomat Drive, Dallas, Texas, 2075 Diplomat Drive, Dallas, Texas and 1312 West Crosby Road, Carrollton, Texas to the Substitute Premises. If Tenant elects not to lease the Substitute Premises on the basic terms and conditions set forth herein, then Landlord shall have no further obligation to provide such lease proposal hereunder.

         The rights afforded to Tenant under this Section 3 shall be Tenant's sole remedy for Landlord's failure to timely Substantially Complete the Work.

         By occupying the Premises following Substantial Completion of the Work, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Within five days following the Commencement Date, Tenant shall execute and deliver to Landlord a letter substantially in the form of EXHIBIT E hereto confirming (A) the Commencement Date and the expiration date of the initial Term, (B) that Tenant has accepted the Premises, and (C) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease.

         Tenant shall be permitted access to the Premises on or about October 1, 2001 and continuing until the Commencement Date for the purpose of installation of its equipment and fixtures; provided, however, such early access to the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent and further subject to the approval of Ground Lessor.

4. RENT.

                  (a) PAYMENT. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord's address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligation of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

                  (b) OPERATING COSTS.

                           (1) Tenant shall have responsibility for performing
                  all maintenance and repair obligations (other than Landlord's maintenance obligations set forth in Section 7) with respect to the Premises ("TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS"). As long as Tenant is performing Tenant's Maintenance and Repair Obligations, Tenant shall have no liability to pay Landlord the Operating Costs (defined below) identified in Sections 4.(b)(G) - (H). Should Tenant fail or cease to perform Tenant's Maintenance and Repair Obligations, Tenant shall pay to Landlord the annual Operating Costs identified in Sections 4(b)(G)-(H). Except as set forth above, Tenant shall pay to Landlord the annual Operating Costs. Landlord may make a good faith estimate of Operating Costs to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the amount of Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

                           (2) The term "OPERATING COSTS" shall mean all
                  expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project (thus excluding Tenant's maintenance and repair responsibilities as provided in Section 8.(b)), determined in accordance with sound accounting principles consistently applied, including the following costs: (A) rental payments made under the Ground Lease (subject to any abatements thereof under the Ground Lease), together with any periodic assessments pursuant to any restrictive covenants or otherwise; (B) expansion option payments; (C) to the extent not separately metered, the cost of all utilities (including fuel, gas, electricity, water, sewer, and other services) for the common areas and other non-tenant areas of the

                  Project (e.g., mechanical, electrical and telecommunications rooms) as reasonably determined by Landlord; (D) environmental insurance or environmental management fees; (E) the cost of any insurance deductibles for insurance required to be maintained by Landlord; and (F) costs for capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any new interpretations of any Law hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; provided, however, in the event that Tenant elects that Landlord shall assume any maintenance or repair obligations provided of Tenant for in this Lease, then Operating Costs shall also include (G) repairs, replacements, and general maintenance of the Project (Landlord is responsible for the repair, maintenance and replacement of the Building's Structure as provided in Section
                  7), including the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting, and mechanical and plumbing systems serving the Project and, to the extent the following items serve more than one tenant in the Project, dock doors, drains and sump pumps; and (H) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance) to the extent Tenant requests Landlord to retain such contractors; provided, however, Landlord shall competitively bid such contracts to three contractors mutually approved by Landlord and Tenant;.

         Operating Costs shall not include costs for (i) repair, maintenance and replacement of Building's Structure as provided in Section 7, (ii) capital improvements made to the Project, other than capital improvements described in
Section 4(b)(2)(F) and except for items which are generally considered maintenance and repair items; (iii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iv) interest, amortization or other payments on loans to Landlord; (v) depreciation;
(vi) leasing commissions; (vii) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (viii) Taxes;
(ix) Insurance Costs, and (x) interest charges and penalties for failure to timely pay rent under the Ground Lease.

                           (3) The Land is owned by the Dallas/Fort Worth
                  International Airport and currently no taxes are assessed with respect to the Premises. If, however, the present method of taxation changes such that ad valorem taxes are assessed, then Tenant shall also pay Taxes for each year and partial year falling within the Term. Tenant shall pay Taxes in the same manner as provided above for Operating Costs. "TAXES" means all taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon, federal and state taxes on income and franchise taxes (however, if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained, with Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant shall have all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement; provided, however, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, protest or appeal the appraised value of the Premises or the Project during the final two calendar years of the Term. In the event that Tenant, because of public policy or contractual agreement with any taxing jurisdiction or law, obtains an abatement, reduction or refund of any taxes, or any portion thereof, then to the full extent of such tax abatement, reduction or refund, as the case may be, the amounts paid by, or due from, Tenant for Taxes, if any, shall inure solely for the benefit of Tenant. In the event the Premises, Building or Project receives other enhancement benefits from any taxing jurisdiction, or any municipal, county, state or federal instrumentality, governmental or quasi-government agency, department or authority on account of Tenant's execution of this Lease, construction of improvements or additional jobs resulting from Tenant's operations in the Premises, all such enhancement benefits shall inure to the sole and exclusive benefit of Tenant.

                           (4) By April 1 of each calendar year, or as soon
                  thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Taxes for the previous year (the "OPERATING COSTS AND TAX STATEMENT"). If Tenant's estimated payments of Operating Costs or Taxes under this
                  Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed actual Operating Costs and Taxes, then Landlord shall, within 15 business days thereafter, credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs or Taxes under this
                  Section 4(b) for such year are less than actual Operating Costs and Taxes, then Tenant shall promptly pay Landlord such deficiency. Within 60 days after the expiration or termination of the Term, Landlord shall reimburse Tenant for the excess of Operating Costs or Taxes paid by Tenant to the extent such costs are fixed and determinable at such time; likewise, if Tenant's estimated payments of Operating Costs or Taxes are less than the actual Operating Costs or Taxes, to the extent such costs are fixed and determinable at such time, Tenant shall promptly pay Landlord such deficiency.

                  (c) OPERATING COSTS CAP. For purposes of calculating Additional Rent under Section 4(b), the maximum increase in the amount of Controllable Operating Costs (defined below) that may be included in calculating such Additional Rent for each calendar year after such year as Landlord assumes Tenant's Maintenance and Repair Obligations (the "BASE YEAR") shall be limited to 4% per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable Operating Costs that may be included in the calculation of such Additional Rent for each calendar year after the Base Year shall equal the product of the Base Year Controllable Operating Costs and the following percentages for each succeeding year: 104%; 108.16%; 112.49%; 116.99%; etc.; provided, however, such cap on Controllable Operating Costs shall be null and void with respect to calendar years in which a competitive bidding process mutually acceptable to Landlord and Tenant demonstrates that such cap is below the market average for a mutually acceptable level of service. "CONTROLLABLE OPERATING COSTS" shall mean all Operating Costs which are within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, snow removal costs, costs incurred to comply with governmental requirements, ground rent, and other costs beyond the reasonable control of Landlord.

         5. DELINQUENT PAYMENT; HANDLING CHARGES. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "Default Rate"); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first or second occurrences (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

         6. SECURITY DEPOSIT. [Intentionally Deleted].

         7. LANDLORD'S MAINTENANCE OBLIGATIONS. This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to the repair (reasonable wear and tear excepted) and replacement of the Building's Structure and those plumbing, sewage, electrical, gas and other utilities lying outside of the point of connection to the Building's Systems (excluding the exterior spill containment tank); provided, however, Landlord shall not be responsible for (1) any such work until Tenant notifies Landlord of the need therefor in writing, (2) alterations to the Building's Structure required by applicable Law because of Tenant's use of the Premises (which alterations shall be Tenant's responsibility), or (3) uninsured losses and damages caused by a Tenant Party. The Building's Structure does not include skylights, windows, glass or plate glass, doors or overhead doors, or office entries, dock bumpers, dock plates or levelers, loading areas and docks, and loading dock equipment, all of which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible for under this Lease shall be limited to the actual cost of labor and materials (including those for inspections) necessary for performing the work. Tenant and Landlord shall cooperate to coordinate their respective maintenance, repair and replacement obligations under this Lease.

         8. IMPROVEMENTS; ALTERATIONS; TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.

                  (a) IMPROVEMENTS; ALTERATIONS. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord (and if required under the terms of the Ground Lease, by Ground Lessor), which approval by Landlord shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent (and if required under the terms of the Ground Lease, by Ground Lessor), which shall not be unreasonably withheld or delayed by Landlord; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), or
(2) the exterior appearance of the Building. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises except as permitted under the terms of the Ground Lease. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord's consent for tenant improvements, alterations or physical additions to the Premises which total less than $200,000 in any single instance or series of related alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision), in each case provided that (A) if required under the terms of the Ground Lease, Tenant obtains the consent of Ground Lessor, (B) Tenant delivers to Landlord written notice thereof, a list of contractors and the major trade subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such alterations, additions, or improvements (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (C) the installation thereof does not involve any core drilling or the configuration or location of any exterior or load-bearing interior walls of the Building, and (D) such alterations, additions and improvements will not affect (i) the Building's Structure or the Building's Systems, or (ii) the appearance of the exterior of the Building. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

                  (b) REPAIRS; MAINTENANCE. Except for Landlord's obligations under Section 7, Tenant shall maintain the Premises, including the loading areas and dock, and loading dock equipment in connection with the Premises, in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, except for Landlord's obligations under Section 7, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer's suggested service programs, all portions of the Premises, Tenant's Off-Premises Equipment and all areas, improvements and systems serving the Premises including paving and parking areas, roads, alleys, driveways, mowing and snow removal, landscaping and exterior painting, loading docks, sump pumps, dock wells, dock equipment and loading areas, dock doors, dock seals, overhead doors, "levellors" and similar leveling equipment, plumbing, water, fire sprinkler system, and sewer lines up to points of connection at the Building's Structure, entries, doors, stairwells, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems (including any evaporative units) ("HVAC"), and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. No later than 14 days prior to the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the HVAC is then in good repair and condition and has been maintained in accordance with this Section 8. Tenant shall maintain the parking areas, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition (reasonable wear and tear excepted), consistent with the condition of the Building as of the Commencement Date. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. Tenant's maintenance, repair and replacement obligations under this Section 8 shall be self-operative and no notice from Landlord shall be required as a precondition to the performance thereof by Tenant; provided however, Landlord may perform Tenant's maintenance, repair or replacement obligations at Tenant's cost, if Tenant fails to commence to perform or diligently pursue the completion of such maintenance obligations or such repairs or replacements within 15 days after written notice thereof from Landlord. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

                  (c) PERFORMANCE OF WORK. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord's agents and their respective Affiliates as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities and mailing addresses of all major trade contractors performing work or supplying materials prior to beginning such construction. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work. All work requiring penetration of the roof of the Building must be performed by Landlord's roofing contractor, and no such work will be permitted if it would void or reduce the warranty on the roof.

                  (d) MECHANIC'S LIENS. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord's interest therein due to any work performed by or for Tenant.

                  (e) JANITORIAL SERVICES. Tenant, at its sole expense, shall provide its own janitorial services to the Premises and shall maintain the Premises in a clean and safe condition. Tenant shall store all trash and garbage within the area and in receptacles and shall, at its sole expense, arrange for the regular pickup of such trash and garbage. If Tenant fails to provide janitorial services to the Premises or trash removal services in compliance with the foregoing within two days following written notice thereof, Landlord, in addition to any other rights and remedies available to it, may provide such services, and Tenant shall pay to Landlord the cost thereof, plus an administrative fee equal to 5% of such cost, within ten days after Landlord delivers to Tenant an invoice therefor.

         9. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, connection charges, maintenance charges, and the like pertaining to Tenant's use of the Premises. Tenant, at its expense, shall obtain all utility services for the Premises, including making all applications therefor, obtaining meters and other related equipment, and paying all deposits and connection charges, and such utility services shall be separately metered and billed to Tenant directly for its use of any such utility service. Except as otherwise provided in the Ground Lease and to the extent alternative providers for utilities and services used at the Premises are available, Tenant may select the providers of such utilities and services. Landlord shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next clause of this sentence, entitle Tenant to any abatement of Tenant's obligations hereunder; provided, however, if any such interruption or failure of utility service is due to the willful misconduct or gross negligence of Landlord and Tenant is prevented from using the Premises for a period in excess of five consecutive business days due to such unavailability, then Tenant shall, as its exclusive remedy therefore, be entitled to a reasonable abatement of Rent for each consecutive day (after such five business day period) that Tenant is so prevented from using the Premises. In the event that any utility benefits arise under Article 3 of the Ground Lease, such benefits shall inure to the benefit of Tenant.

         10. USE. Tenant shall occupy and use the Premises only for the Permitted Use, shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems or subject the Premises to use that would damage the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or for the storage of any Hazardous Materials (except as provided in Section 27 hereto). Outside storage is prohibited without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

         11. ASSIGNMENT AND SUBLETTING.

                 (a) TRANSFERS. Except for Permitted Transfers (defined below) as provided in Section 11(h) and the terms of Section 11(i) regarding leasehold mortgages, Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises,
(5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 11(a)(1) through 11(a)(6) being a "Transfer").

                 (b) CONSENT STANDARDS. Except for Permitted Transfers (it being understood that no consent of Landlord shall be required therefor) as provided in Section 11(h), Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee
(1) has a good reputation in the business community, (2) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, and (3) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in a building owned by Landlord, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion.

                 (c) REQUEST FOR CONSENT. Except for Permitted Transfers as provided in Section 11(h), If Tenant requests Landlord's consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character.

                 (d) CONDITIONS TO CONSENT. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

                  (e) ATTORNMENT BY SUBTENANTS. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) be bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) be bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) be obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 11(e). The provisions of this Section 11(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

                  (f) CANCELLATION. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting of more than 75% of the rentable area of the Building, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, if Landlord provides written notification to Tenant of its election to cancel this Lease as to any portion of the Premises as provided above, Tenant may rescind its proposed assignment or subletting of all or any portion of the Premises by notifying Landlord in writing within three business days following Landlord's written cancellation notice.

                  (g) ADDITIONAL COMPENSATION. While no Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer over (2) the Rent allocable to the portion of the Premises covered thereby. While any Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, one hundred percent (100%) of the excess of (A) all compensation received by Tenant for a Transfer over (B) the Rent allocable to the portion of the Premises covered thereby.

                  (h) PERMITTED TRANSFERS. Notwithstanding Section 11(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "PERMITTED TRANSFER") to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord but subject to the Ground Lease:

                           (1) an Affiliate of Tenant;

                           (2) any corporation, limited partnership, limited
                  liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; or

                           (3) any corporation, limited partnership, limited
                  liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets or the assets of Tenant's corporate successor or assigns.

         Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, acquisition, or sale of all or substantially all of the Tenant's assets, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 11.

                  (i) LEASEHOLD MORTGAGE. Subject to the terms and conditions of the Ground Lease, Tenant shall be permitted to encumber or mortgage Tenant's leasehold interest in the Premises subject to the execution by Landlord and Tenant's lender of a Consent to Leasehold Mortgage in substantially the form of EXHIBIT K hereto.

         12. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

                  (a) TENANT'S INSURANCE. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $6,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof), the installation, operation, maintenance, repair or removal of Tenant's Off-Premises Equipment, (B) fire and extended risk insurance for the Building's replacement value, (C) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises or the Project (including Tenant's Off-Premises Equipment), provided that Tenant may self-insure in order to meet the requirements of this
Section 12.(a)(C), (D) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy),

(E) worker's compensation insurance to the extent required by applicable Law,
(F) business interruption insurance and (G) any other insurance necessary to satisfy the requirements of the Ground Lease. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord and Ground Lessor at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with a Best's rating of A+:VI or higher, reasonably satisfactory to Landlord and Ground Lessor. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord and Ground Lessor the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 5% of such cost.

                  (b) LANDLORD'S INSURANCE. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, commercial general liability insurance in an amount of as Landlord may reasonably determine. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Building shall be included in Insurance Costs (defined below). The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

                  (c) NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

                  (d) INDEMNITY. Subject to Section 12(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys' fees) arising from (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "LOSS") arising from any occurrence in the Project or arising out of the installation, operation, maintenance, repair or removal of any of Tenant's Off-Premises Equipment or (2) Tenant's failure to perform its obligations under this Lease, IN EACH CASE EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS (OTHER THAN A LOSS ARISING FROM THE SOLE OR GROSS NEGLIGENCE OF LANDLORD OR ITS AGENTS), AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. The indemnity set forth in this Section 12(d)) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord.

                  (e) COST OF LANDLORD'S INSURANCE. Tenant shall pay the cost of any property and liability insurance carried by Landlord from time to time with respect to the Building (including other improvements and Landlord's personal property used in connection therewith), which may include fire and extended coverage insurance (including extended and broad form coverage risks, mudslide, land subsidence, volcanic eruption, flood, earthquake and rent loss insurance) and comprehensive general public liability insurance and excess liability insurance, in such amounts and containing such terms as Landlord deems necessary or desirable and any other insurance that Tenant declines to carry or that Landlord's Mortgagee (defined below) requires Landlord to maintain (collectively, "INSURANCE COSTS"). During each month of the Term, Tenant shall make a monthly payment to Landlord equal to 1/12th of Insurance Costs that will be due and payable for that particular year. Each payment of Insurance Costs shall be due and payable at the same time as, and in the same manner as, provided above for Operating Costs. The initial monthly payment of Insurance Costs is based upon Landlord's good faith estimate of the estimated Insurance Costs for the remainder of the first calendar year. The monthly payment of Insurance Costs is subject to increase or decrease as determined by Landlord to reflect accurately estimated Insurance Costs. If, following Landlord's receipt of the bill for the insurance premiums for a calendar year, Landlord determines that Tenant's total payments of Insurance Costs are less than actual Insurance Costs, Tenant shall pay to Landlord the difference upon demand; if Tenant's total payments of Insurance Costs are more than actual Insurance Costs, Landlord shall retain such excess and credit it to Tenant's future payments of Insurance Costs (unless such adjustment is at the end of the Term, in which event Landlord shall refund such excess to Tenant). Landlord's reasonable estimate of Insurance Costs for calendar year 2001 is approximately $7,000; however, Landlord and Tenant agree that such figure shall not be interpreted as the maximum amount which may be charged to Tenant for Insurance Costs.

         13. SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

                  (a) SUBORDINATION. Subject to Section 13.(e), this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "MORTGAGE"), or any ground lease, master lease, or primary lease (each, a "PRIMARY LEASE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "LANDLORD'S MORTGAGEE"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.

                  (b) ATTORNMENT. Subject to Section 13.(e), Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

                  (c) NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

                  (d) LANDLORD'S MORTGAGEE'S PROTECTION PROVISIONS. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

                  (e) SUBTENANT CONSENT AGREEMENT. Landlord shall obtain a subtenant consent agreement from the Ground Lessor in the form of EXHIBIT J attached hereto and Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future Landlord's Mortgagee in a form reasonably acceptable to Tenant and such Landlord's Mortgagee or other institutional lenders; however, Landlord's failure to obtain such agreement shall not constitute a default by Landlord hereunder or prohibit the mortgaging of the Building; and further provided that any costs associated with obtaining such subtenant consent agreement or subordination, non-disturbance and attornment agreement shall be paid by Tenant within 15 days after Landlord's written request therefor. The subordination of tenant's rights hereunder to any future Landlord's Mortgagee under Section 13 shall be conditioned upon such future Landlord's Mortgagee's execution and delivery of a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Tenant and such Landlord's Mortgagee or other institutional lenders. Tenant acknowledges as of the date hereof the Premises is not subject to a Mortgage, but is subject to a Ground Lease as further described in Section 29(b).

         14. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building which are attached hereto as EXHIBIT J. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant's use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

         15. CONDEMNATION.

                  (a) TOTAL TAKING. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

                  (b) PARTIAL TAKING - TENANT'S RIGHTS. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 60 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

                  (c) PARTIAL TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 15(b).

                  (d) AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

         16. FIRE OR OTHER CASUALTY.

                  (a) REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty.

                  (b) TENANT'S RIGHTS. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the commencement of repairs (the "REPAIR PERIOD"), then Tenant may terminate this Lease by delivering written notice to Landlord within 30 days after the Damage Notice has been delivered to Tenant, of its election to terminate this Lease effective upon delivery of such notice pursuant to Section 26(g) of this Lease.

                  (c) REPAIR OBLIGATION. If Tenant does not elect to terminate this Lease following a Casualty, then Landlord shall, promptly or as expeditiously as commercially reasonable, after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall only be required to reconstruct the Premises to the extent of any improvements existing therein on the date of the damage that were installed by Landlord as part of the Work (if any) pursuant to EXHIBIT D ("LANDLORD'S CONTRIBUTION"), and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question; provided, however, in the event that Landlord's Mortgagee retains such insurance proceeds, Landlord's obligation to repair or restore the Premises shall be limited to the amount Landlord would have received had such proceeds not been retained by Landlord's Mortgagee. Tenant shall be responsible for repairing or replacing its furniture, equipment, fixtures, alterations and other improvements which Landlord is not obligated to restore, and shall use the proceeds of its insurance for such purpose. Tenant shall pay the difference between the total cost of reconstructing the Premises and Landlord's Contribution ("TENANT'S CONTRIBUTION"). Prior to Landlord's commencement of reconstruction, Tenant shall place Landlord's estimate of Tenant's Contribution in escrow with Landlord (or furnish Landlord other commercially reasonable assurances of payment thereof).

                  (d) ABATEMENT OF RENT. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

         17. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, then Tenant shall pay to Landlord, within 30 days following written request, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

         18. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT":

                  (a) PAYMENT DEFAULT. Tenant's failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

                  (b) ESTOPPEL. Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 26(f) and such failure shall continue for 15 days after Landlord's second written notice thereof to Tenant;

                  (c) INSURANCE. Tenant fails to procure, maintain and deliver to Landlord and Ground Lessor evidence of the insurance policies and coverages as required under Section 12(a);

                  (d) MECHANIC'S LIENS. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

                  (e) OTHER DEFAULTS. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; however, if such failure cannot be cured within such 30-day period (thus excluding, for example, but without limitation, Tenant's obligation to provide Landlord evidence of Tenant's insurance coverage) and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default; and

                  (f) INSOLVENCY. The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 18(f), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

         19. REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

                  (a) TERMINATION OF LEASE. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

                  (b) TERMINATION OF POSSESSION. Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this
Section 19(b), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 19(b). If Landlord elects to proceed under this
Section 19(b), it may at any time elect to terminate this Lease under Section 19(a);

                  (c) PERFORM ACTS ON BEHALF OF TENANT. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; or

                  (d) ALTERATION OF LOCKS. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant except as provided by applicable Law.

         20. PAYMENT BY TENANT; NON-WAIVER; CUMULATIVE REMEDIES.

                  (a) PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property,
(3) remodeling the Premises by taking out the mezzanine office space and otherwise putting the Premises into the condition required by market conditions then prevailing so as to be reasonably acceptable as warehouse/industrial space to a new tenant as determined by Landlord's sole discretion, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

                  (b) NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default (except to the extent of Rent accepted by Landlord). No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

                  (c) CUMULATIVE REMEDIES. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

         21. LANDLORD'S LIEN. Landlord waives all contractual, statutory and constitutional liens held by Landlord on Tenant's personal property, trade fixtures, goods, equipment, inventory, furnishings, chattels, accounts and assets ("TENANT'S PROPERTY") to secure the obligations of Tenant under this Lease until such time as Landlord may obtain an enforceable judgment against Tenant from a court with jurisdiction of Tenant or Tenant's Property, at which time Landlord shall have such lien rights at law and in equity to enforce and collect such judgment and Tenant's obligations under this Lease, subject to the rights and interests of prior lienholders.

         22. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 15 and 16 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Tenant may remove all trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant's Off-Premises Equipment) as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. In the event that a party hereto first learns of a claim against the other or a default by the other under this Section 22 after the end of the Term, such party may bring a cause of action against the other party only if such party files the cause of action within 90 days after the end of the Term.

         23. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Basic Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 23 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, and Landlord has provided Tenant 30 days prior written notice of potential loss, costs (including reasonable attorneys' fees) and liability which may be incurred by Landlord because of such failure to vacate the Premises, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

         24. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, and provided further that Tenant may be present and accompany Landlord during the exercise of rights of entry to the Premises in those areas of the Premises designated by Tenant to be "secure," Landlord shall have the following rights:

                  (a) BUILDING OPERATIONS. To make, and to permit Ground Lessor to make, inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable written notice thereof, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; and to interrupt or temporarily suspend Building services and facilities;

                  (b) SECURITY. To the extent more than one tenant occupies the Building, to take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

                  (c) PROSPECTIVE PURCHASERS AND LENDERS. To enter the Premises at all reasonable hours, after giving Tenant reasonable written notice thereof, to show the Premises to prospective purchasers or lenders; and

                  (d) PROSPECTIVE TENANTS. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

         25. SUBSTITUTION SPACE. [Intentionally Deleted].

         26. MISCELLANEOUS.

                  (a) LANDLORD TRANSFER. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee expressly assumes Landlord's obligations hereunder in writing.

                  (b) LANDLORD'S LIABILITY. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

                  (c) TENANT'S LIABILITY. Except for any damages which Landlord may suffer because of Tenant's holding over in the Premises following the expiration of the Term (for which Landlord may recover consequential damages from Tenant pursuant to Section 23 of this Lease), the liability of Tenant to Landlord for any monetary damages arising from any default by Tenant under the terms of this Lease shall be limited to Landlord's actual direct, but not consequential, damages therefore. Nothing in this Section 26.(c) shall affect or limit Landlord's rights to file legal actions to recover possession of the Premises, or for injunctive relief against Tenant, or any other non-monetary relief as provided in Sections 18 or 19 of this Lease.

                  (d) FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

                  (e) BROKERAGE. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than The Staubach Company, whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

                  (f) ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within 15 days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as EXHIBIT E. From time to time, Landlord shall furnish to any party designated by Tenant, within 15 days after Tenant has made a request therefor, a certificate signed by Landlord confirming and containing such factual certifications and representations as to this Lease as Tenant may reasonably request.

                  (g) NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

                  (h) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                  (i) AMENDMENTS; BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                  (j) QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

                  (k) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                  (l) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

                  (m) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

                  (n) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR

AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

                  (o) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

                  (p) RECORDING. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord. Notwithstanding the foregoing, at anytime after the Commencement Date, at the request of Landlord or Tenant, Landlord and Tenant shall execute a memorandum of this Lease in form reasonably satisfactory to Landlord and Tenant. As a condition precedent to Landlord's obligation to execute and deliver such memorandum of lease, Tenant shall execute, acknowledge and deliver to Landlord three original counterparts of a release of such memorandum of lease (with the applicable recording information left blank) in recordable form (and otherwise reasonably satisfactory to Landlord) to be held by Landlord in trust until the expiration or earlier termination of this Lease or Tenant's right of possession hereunder. Tenant hereby authorizes Landlord to file such release of memorandum of lease in the Real Property Records of Dallas County, Texas, Tarrant County, Texas and such other public records as Landlord may desire following the expiration or earlier termination of the Term of this Lease or Tenant's right of possession of the Premises. If Landlord files such release prior to the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, then, at the request of Tenant, Landlord shall, at Landlord's cost, cause a replacement memorandum of lease to be recorded in the applicable public records.

                  (q) JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

                  (r) FINANCIAL REPORTS. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent unaudited financial statements (and notes to them, if any) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord upon request thereof by Landlord. Landlord will not disclose any aspect of Tenant's financial statements except (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building to the extent such parties are bound by a confidentiality agreement similar in all material respects to the one created by this Section 26(r), (2) in litigation between Landlord and Tenant, and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(r) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

                  (s) LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third party engineers or architects and incurred by Landlord in reviewing the proposed action or consent within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action. If Landlord reasonably believes that the out-of-pocket costs payable to third parties to be incurred by Landlord in reviewing the proposed action or consent will exceed $2,500, Landlord will first notify Tenant of such cost estimate before proceeding with such third-party expenses. If Tenant fails to consent to such additional costs and expenses within five business days after Landlord's written notification to Tenant thereof, Tenant shall be deemed to have rescinded its request for such action or consent.

                  (t) TELECOMMUNICATIONS. To the extent the Building is occupied by more than one tenant, Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("TELECOMMUNICATIONS SERVICES"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

                  (u) CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease (other than the existence of this Lease and the location of the Premises) are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent; however, Tenant may disclose the terms and conditions of this Lease to its attorneys, accountants, employees and existing or prospective financial partners and as otherwise required by court order or applicable Law. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

                  (v) AUTHORITY. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

                  (w) SECURITY SERVICE. Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises or Tenant's Off-Premises Equipment and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any area where Tenant's Off-Premises Equipment is located or any other breach of security with respect to the Premises or Tenant's Off-Premises Equipment.

                  (x) LIST OF EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

                  EXHIBIT A - SITE DEPICTION
                  EXHIBIT B - DESCRIPTION OF THE LAND
                  EXHIBIT C - BUILDING RULES AND REGULATIONS
                  EXHIBIT D - TENANT FINISH-WORK

                  EXHIBIT E - CONFIRMATION OF COMMENCEMENT DATE EXHIBIT F - FORM OF TENANT ESTOPPEL CERTIFICATE EXHIBIT G - RENEWAL OPTIONS
                  EXHIBIT H - GUARANTY
                  EXHIBIT I - GROUND LEASE
                  EXHIBIT J - FORM OF SUBTENANT CONSENT AGREEMENT EXHIBIT K - FORM OF CONSENT TO LEASEHOLD MORTGAGE EXHIBIT L - EXPANSION OPTION
                  EXHIBIT M - MAXIMUM LANDLORD HOLDOVER LIABILITY

         27. ENVIRONMENTAL REQUIREMENTS.

                  (a) PROHIBITION AGAINST HAZARDOUS MATERIALS. Except for Hazardous Materials used by Tenant in the ordinary course of its business consistent with the Permitted Use and in compliance with applicable Law, Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Materials on or from the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Building of any Environmental Requirement. Except for Hazardous Materials used by Landlord in the ordinary course of its business in compliance with applicable Law, Landlord shall not store, generate, release, handle, dispose of, or otherwise release any Hazardous Materials on, over or under the Project or the Land.

                  (b) ENVIRONMENTAL REQUIREMENTS. The term "Environmental Requirements" means all Laws regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment including the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including nuisance or trespass, and any other requirements of Section 14 and EXHIBIT C of this Lease. The term "HAZARDOUS MATERIALS" means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by a Tenant Party and the wastes, by-products, or residues generated, resulting, or produced therefrom.

                  (c) REMOVAL OF HAZARDOUS MATERIALS. Except as permitted in
Section 27(a), Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by a Tenant Party onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including an action to compel Tenant to perform such work), perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within 30 days after Landlord's request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord. Tenant shall not be required hereunder to remove Hazardous Materials not released onto the Project by Tenant.

                  (d) INDEMNITY. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including diminution in value of the Premises or the Building and loss of rental income from the Building), claims, demands, actions, suits, damages (including punitive damages), expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including actual attorneys' fees, consultant fees or expert fees and including removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Section 27, regardless of whether such removal or management is required by Law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Section 27 by a Tenant Party regardless of whether Tenant had knowledge of such noncompliance. Landlord shall indemnify, defend, and hold Tenant harmless from and against any and all losses, claims, demands, actions, suits, damages (including punitive damages), expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including actual attorneys' fees, consultant fees or expert fees and including removal or management of any asbestos brought into the Premises regardless of whether such removal or management is required by Law) which are brought or recoverable against, or suffered or incurred by Tenant as a result of any release of Hazardous Materials by Landlord. The obligations of Tenant and Landlord under this Section 27 shall survive any expiration or termination of this Lease.

                  (e) INSPECTIONS AND TESTS. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Section 27, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

         28. PARKING. So long as Tenant leases the entire Building, Tenant shall have the right to use up to 100% of the vehicular parking spaces. Parking spaces will be available to Tenant without charge during the Term and all renewals thereof. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties.

         29. OTHER PROVISIONS.

                  (a) GUARANTY. As additional consideration for Landlord to enter into this Lease, Tenant shall cause Aviall, Inc., a Delaware corporation ("GUARANTOR") to execute the guaranty, attached hereto as EXHIBIT H, and Tenant shall deliver same to Landlord contemporaneously with Tenant's execution hereof. If Tenant fails to deliver such guaranty, Landlord, notwithstanding anything to the contrary contained in this Lease, may terminate this Lease by providing Tenant five days advance written notice thereof.

                  (b) GROUND LEASE. Tenant acknowledges that Landlord has the right to possess the Land pursuant to that certain lease agreement between Dallas/Fort Worth International Airport Board ("GROUND LESSOR") and Landlord dated on or about the date hereof (the "GROUND LEASE"). This Lease is subject to and subordinate to all of the provisions of the Ground Lease, a copy of which has been attached hereto as EXHIBIT I. If Tenant is required to make any payments of ground rental directly to Ground Lessor as provided in the Ground Lease, Landlord shall credit such payments against Operating Costs to the full extent such payments offset Landlord's obligations under the Ground Lease. Without Tenant's consent, which shall not be unreasonably withheld, conditioned or delayed, Landlord shall not make any amendment or modification of the Ground Lease that (a) reduces the term of the Ground Lease, (b) restricts Tenant's Permitted Use hereunder, or (c) increases Tenant's financial obligations hereunder. Landlord shall not, except as expressly provided for in the Ground Lease, terminate the Ground Lease without Tenant's consent. Landlord shall promptly forward to Tenant any written notices of default by Landlord under the Ground Lease.

                  (c) SIGNAGE. Subject to compliance with the Design Criteria Manual described in the Ground Lease, Tenant may, at its sole risk and expense, construct a building fascia sign and/or a monument sign (each a "SIGN") on the Building or the Building grounds. If Ground Lessor grants its approval, Tenant shall erect the Sign in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located and has received all requisite approvals thereunder (the "SIGN REQUIREMENTS"), and in a manner so as not to unreasonably interfere with the use of the Building grounds while such construction is taking place; thereafter, Tenant shall maintain the Sign in a good, clean, and safe condition in accordance with the Sign Requirements. After the end of the Term or after Tenant's right to possess the Premises has been terminated, Landlord (1) may require that Tenant remove the Sign by delivering to Tenant written notice thereof within 30 days after the end of the Term or (2) may use the Sign (without Tenant's name, logo or trademark), in which case the Sign shall become the property of Landlord without compensation to Tenant. If Landlord so requests, Tenant shall remove the Sign, repair all damage caused thereby, and restore the Building and the grounds on which the Sign was located to their condition before the installation of the Sign within ten days after Landlord's request therefor. If Tenant fails to timely do so, Landlord may, without compensation to Tenant, (i) use the Sign or (ii) at Tenant's expense, remove the Sign and perform the related restoration and repair work in any manner reasonably appropriate. NOTWITHSTANDING LANDLORD'S INDEMNIFICATION CONTAINED IN SECTION 12 OF THIS LEASE, IT IS THE INTENTION OF THE PARTIES THAT TENANT BEAR ALL RISKS RELATING TO THE INSTALLATION, USE, MAINTENANCE, OPERATION, AND REMOVAL OF THE SIGN; THEREFORE, TENANT SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS LANDLORD, ITS AGENTS, AND THEIR RESPECTIVE AFFILIATES FROM ALL LOSSES, CLAIMS, COSTS, AND LIABILITIES ARISING IN CONNECTION WITH OR RELATING TO THE INSTALLATION, MAINTENANCE, USE, OPERATION, AND REMOVAL OF THE SIGN, INCLUDING, WITHOUT LIMITATION, THAT ARISING FROM LANDLORD'S NEGLIGENCE (OTHER THAN ITS SOLE OR GROSS NEGLIGENCE.

                  (d) ENVIRONMENTAL REPORT. Landlord shall deliver or shall cause to be delivered to Tenant a copy of a Phase I Environmental Site Assessment certified to Landlord and Tenant ("REPORT") with respect to the Land, prepared by a qualified, nationally recognized third-party environmental consulting firm on or before the Commencement Date. Tenant agrees not to release the Report, or a copy of it, or any part of it, or disclose any of the information contained in the Report to any third party (other than Tenant's counsel) without the express prior written consent of Landlord. Such consent shall not be unreasonably withheld as long as the proposed party to whom the report is given executes a letter agreement containing covenants similar to this Section 29(d). Tenant releases Landlord for any inaccuracies, omissions, or errors contained in the Report. Tenant agrees that it will not rely on the Report and it will make whatever independent investigation it feels is necessary to investigate the environmental and other conditions of the Land. Tenant agrees that Landlord has no duty to correct any inaccuracies, errors, or omission in the Report, to supplement the Report with any additional information, or to provide Tenant with any information concerning the environmental conditions of the Land. Tenant agrees that Landlord considers the Report to be confidential proprietary information and Tenant agrees to maintain the confidentiality and security of the Report information in accordance with the highest standards of confidentiality and security associated with the protection of "trade secrets." Landlord hereby expressly disclaims responsibility for the investigation of the Land by Tenant and further disclaims any responsibility for the contents of the Report. Tenant's obligations pursuant to this Section 29(e) shall survive the expiration or termination of this Lease. Landlord represents and warrants to Tenant that to Landlord's actual, current knowledge, there are no Hazardous Materials in, on or under the Project except as set forth in the Report. As used in the preceding sentence, the phrase "to Landlord's actual, current knowledge" shall mean the actual (not constructive) knowledge of Andrew S. Lowe as of the date hereof without any duty or obligation to verify, inquire or make independent inquiry or investigation of any such representation, warranty or statement. Tenant acknowledges and agrees that Andrew S. Lowe shall not be personally liable or have any personal liability under or in connection with this Lease.

                  (e) GENERATOR. Tenant may install, operate, and maintain two generators (provided any above-ground fuel tank associated therewith, together with each generator, is a single, self-contained, double-wall fuel tank unit and provided each generator is equipped with a critical silence muffler) reasonably necessary for Tenant's business operations in the Premises for emergency back-up purposes (each a "GENERATOR", which defined term shall also refer to any associated above-ground fuel tank and all related equipment) at a location on the Building grounds acceptable to Landlord and Ground Lessor, provided that the installation, maintenance, use, and operation thereof complies with all Laws and architectural guidelines in effect for the area in which the Building is located as they may be amended from time to time (the "LEGAL REQUIREMENTS"), and Tenant receives all approvals, consents, and permits required under the Legal Requirements before the installation, maintenance, use, and operation thereof. To the extent that any permits or registrations are required for the installation or operation of the Generator, they shall be obtained in Tenant's name. Before beginning the installation of the Generator, Tenant shall deliver to Landlord final plans and specifications therefor prepared by a registered professional engineer in the State of Texas reasonably approved by Landlord and Ground Lessor and setting forth in detail the design, location, size, and method of installation (including, without limitation, separation walls and ventilation system) for review and approval by Landlord and Ground Lessor, together with evidence reasonably satisfactory to Landlord that all Legal Requirements have been satisfied. Landlord's approval of any such plans and specifications shall not constitute a representation or warranty by Landlord that such plans and specifications comply with the Legal Requirements; such compliance shall be the sole responsibility of Tenant. The Generator shall be installed by Tenant and screened by Landlord in a manner acceptable to Landlord and Ground Lessor, and no underground storage tanks may be installed or used in connection therewith. Additionally, the generator size and weight shall be subject in all respects to Landlord's prior written approval, not to be unreasonably withheld or delayed. Upon approval of the plans and specifications therefor and the size and location thereof, Tenant may install the Generator provided that such work is coordinated with Landlord and is performed in a good and workmanlike manner, in accordance with all Legal Requirements and the plans and specifications therefor and in a manner so as not to damage the Building or materially interfere with the use of any portion of the Building while such installation is taking place; thereafter, Tenant shall use, maintain, and operate the Generator in a good, clean, and safe condition and in accordance with all Legal Requirements. Tenant shall repair all damage caused by the installation, use, maintenance, operation, or removal of the Generator and, upon its removal, restore the portion of the Building grounds where it was located to its condition immediately before the installation thereof. If Tenant fails to do so within 30 days after Landlord's request, Landlord may perform such work and Tenant shall pay to Landlord all reasonable costs incurred in connection therewith within 30 days after Landlord's written request therefor or Landlord may deem the Generator abandoned by Tenant and use such Generator without compensation to Tenant. Tenant shall properly fuel and immediately remove from the area surrounding the Generator any spills or other leaks of fluid from the Generator. Additionally, Tenant shall ensure that the Generator is properly exhausted at all times so no odors emanate therefrom. The Generator shall be installed, used, maintained, operated, and removed at Tenant's risk and expense and Tenant shall maintain insurance in respect thereof reasonably satisfactory to Landlord, listing Landlord as an additional insured. It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation, and removal of the Generator.

                  (f) RESTRICTIVE COVENANTS. To Landlord's current, actual knowledge, there are no defaults under any restrictive covenants covering the Project or the Land. During the term of this Lease, Landlord shall not modify, amend or change any restrictive covenant applicable to the Project or Land in a manner that would adversely affect Tenant's rights under this Lease or operations conducted from the Premises, without the prior written consent of Tenant, which shall not be unreasonably withheld, conditioned or delayed.

         LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

         This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written.



         LANDLORD:        CROW FAMILY HOLDINGS INDUSTRIAL TEXAS LIMITED
                          PARTNERSHIP, a Delaware limited partnership

                          By: CFH-FTGP, L.L.C., a Delaware limited liability company, its sole general partner

                                By: Crow Family Holdings Industrial Limited Partnership, a Delaware limited partnership, its sole member

                                      By:    CFH Industrial Trust, Inc., a
                                             Maryland corporation, its sole
                                             general partner



                                             By:   /s/ Andrew S. Lowe
                                                 -------------------------------
                                                  Andrew S. Lowe
                                                  Vice President

         TENANT:          AVIALL SERVICES, INC., a Delaware corporation



                          By:       /s/ Charles M. Kienzle
                                    --------------------------------------------
                          Name:     Charles M. Kienzle
                          Title:    Senior Vice President, Operations